1501 Page Mill Road Palo Alto, CA 94304 hp.com Editorial contacts HP Inc. Media Relations MediaRelations@hp.com HP Inc. Investor Relations InvestorRelations@hp.com	EXHIBIT 99.1

News Release
HP Inc. Reports Fiscal 2021 Second Quarter Results

PALO ALTO, CA – (GlobeNewswire) – May 27, 2021 – HP (NYSE: HPQ)
●	Second quarter GAAP diluted net earnings per share ("EPS") of $0.98, above the previously provided outlook of $0.82 to $0.88 per share
●	Second quarter non-GAAP diluted net EPS of $0.93, above the previously provided outlook of $0.84 to $0.90 per share
●	Second quarter net revenue of $15.9 billion, up 27.3% from the prior-year period
●	Second quarter net cash provided by operating activities of $1.4 billion, free cash flow of $1.3 billion
●	Second quarter returned $1.8 billion to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2021 second quarter financial performance
	Q2 FY21	Q2 FY20	Y/Y
GAAP net revenue ($B)	$15.9	$12.5	27.3%
GAAP operating margin	8.6%	6.6%	2.0 pts
GAAP net earnings ($B)	$1.2	$0.8	61%
GAAP diluted net EPS	$0.98	$0.53	85%
Non-GAAP operating margin	9.1%	7.5%	1.6 pts
Non-GAAP net earnings ($B)	$1.2	$0.7	56%
Non-GAAP diluted net EPS	$0.93	$0.51	82%
Net cash provided by (used in) operating activities ($B)	$1.4	$(0.5)	NM
Free cash flow ($B)	$1.3	$(0.6)	NM

Notes to table
•Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.
•NM – Not meaningful

Net revenue and EPS results
HP Inc. and its subsidiaries (“HP”) announced fiscal 2021 second quarter net revenue of $15.9 billion, up 27.3% (up 25.4% in constant currency) from the prior-year period.

Second quarter GAAP diluted net EPS was $0.98, up from $0.53 in the prior-year period and above the previously provided outlook of $0.82 to $0.88. Second quarter non-GAAP diluted net EPS was $0.93, up from $0.51 in the prior-year period and above the previously provided outlook of $0.84 to $0.90. Second quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $70 million, or $0.05 per diluted share, related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, and tax adjustments.

“We delivered another strong quarter, with double-digit top and bottom line growth. HP technology is increasingly at the heart of hybrid work and we are benefitting from exceptional demand for our products and services,” said Enrique Lores, HP President and CEO. “Our performance and our positive outlook for the full year reflect the relevance of our innovation, the resilience of our business model, and the operational excellence of our teams.”

Asset management
HP's net cash provided by operating activities in the second quarter of fiscal 2021 was $1.4 billion. Accounts receivable ended the quarter at $5.0 billion, down 2 days quarter over quarter to 28 days. Inventory ended the quarter at $7.5 billion, up 5 days quarter over quarter to 54 days. Accounts payable ended the quarter at $15.2 billion, up 1 day quarter over quarter to 110 days.

HP generated $1.3 billion of free cash flow in the second quarter. Free cash flow includes net cash provided by operating activities of $1.4 billion adjusted for net investments in leases of $21 million and net investments in property, plant and equipment of $121 million.

HP’s dividend payment of $0.1938 per share in the second quarter resulted in cash usage of $239 million. HP also utilized $1.6 billion of cash during the quarter to repurchase approximately 53.5 million shares of common stock in the open market. As a result, HP returned 137% of its second quarter free cash flow to shareholders. HP exited the quarter with $3.4 billion in gross cash, which includes cash and cash equivalents and short-term investments of $12 million included in other current assets.

Fiscal 2021 second quarter segment results
•Personal Systems net revenue was $10.6 billion, up 27% year over year (up 25% in constant currency) with a 6.7% operating margin. Consumer net revenue increased 72% and Commercial net revenue increased 10%. Total units were up 44% with Notebooks units up 63% and Desktops units down 5%.

•Printing net revenue was $5.3 billion, up 28% year over year (up 27% in constant currency) with a 17.9% operating margin. Total hardware units were up 42% with Consumer units up 45% and Commercial units up 22%. Consumer net revenue increased 77% and Commercial net revenue increased 34%. Supplies net revenue was up 17% (up 17% in constant currency).

Outlook
For the fiscal 2021 third quarter, HP estimates GAAP diluted net EPS to be in the range of $0.77 to $0.81 and non-GAAP diluted net EPS to be in the range of $0.81 to $0.85. Fiscal 2021 third quarter non-GAAP diluted net EPS estimates exclude $0.04 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items.

For fiscal 2021, HP estimates GAAP diluted net EPS to be in the range of $3.24 to $3.34 and non-GAAP diluted net EPS to be in the range of $3.40 to $3.50. Fiscal 2021 non-GAAP diluted net EPS estimates exclude $0.16 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items. For fiscal 2021, HP anticipates generating free cash flow of at least $4.0 billion.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.

HP's FY21 Q2 earnings conference call is accessible via audio webcast at www.hp.com/investor/2021Q2Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) creates technology that makes life better for everyone, everywhere. Through our product and service portfolio of personal systems, printers and 3D printing solutions, we engineer experiences that amaze. More information about HP Inc. is available at hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, tax rate, net earnings, diluted net EPS, cash (used in)/ provided by operating activities or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP Inc. and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions include factors relating to the effects of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation, the effects of which may give rise to or amplify the risks associated with many of these factors listed here; HP’s ability to execute on its strategic plan, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; the need to manage third-party suppliers, manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; the impact of macroeconomic and geopolitical trends and events; risks associated with HP’s international operations; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2021 and July 31, 2021, Annual Report on Form 10-K for the fiscal year ended October 31, 2021, and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2021	January 31, 2021	April 30, 2020
Net revenue	$15,877	$15,646	$12,469
Costs and expenses:
Cost of revenue	12,437	12,322	9,976
Research and development	514	471	338
Selling, general and administrative	1,483	1,376	1,216
Restructuring and other charges	39	121	81
Acquisition-related charges	10	6	3
Amortization of intangible assets	32	29	29
Total costs and expenses	14,515	14,325	11,643
Earnings from operations	1,362	1,321	826
Interest and other, net	(26)	(25)	—
Earnings before taxes	1,336	1,296	826
Provision for taxes	(108)	(228)	(62)
Net earnings	$1,228	$1,068	$764

Net earnings per share:
Basic	$1.00	$0.83	$0.53
Diluted	$0.98	$0.83	$0.53

Cash dividends declared per share	$—	$0.39	$—

Weighted-average shares used to compute net earnings per share:
Basic	1,234	1,285	1,435
Diluted	1,247	1,293	1,440

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Six months ended
	April 30, 2021	April 30, 2020
Net revenue	$31,523	$27,087
Costs and expenses:
Cost of revenue	24,759	21,722
Research and development	985	738
Selling, general and administrative	2,859	2,506
Restructuring and other charges	160	372
Acquisition-related charges	16	3
Amortization of intangible assets	61	55
Total costs and expenses	28,840	25,396
Earnings from operations	2,683	1,691
Interest and other, net	(51)	13
Earnings before taxes	2,632	1,704
Provision for taxes	(336)	(262)
Net earnings	$2,296	$1,442

Net earnings per share:
Basic	$1.82	$1.00
Diluted	$1.81	$0.99

Cash dividends declared per share	$0.39	$0.35

Weighted-average shares used to compute net earnings per share:
Basic	1,260	1,444
Diluted	1,270	1,450

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2021		January 31, 2021		April 30, 2020
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$1,228	$0.98	$1,068	$0.83	$764	$0.53
Non-GAAP adjustments:
Restructuring and other charges	39	0.02	121	0.10	81	0.06
Acquisition-related charges	10	0.01	6	—	3	—
Amortization of intangible assets	32	0.03	29	0.02	29	0.02
Non-operating retirement-related credits	(38)	(0.03)	(38)	(0.03)	(56)	(0.04)
Tax adjustments(a)	(113)	(0.08)	2	—	(80)	(0.06)
Non-GAAP net earnings	$1,158	$0.93	$1,188	$0.92	$741	$0.51

GAAP earnings from operations	$1,362		$1,321		$826
Non-GAAP adjustments:
Restructuring and other charges	39		121		81
Acquisition-related charges	10		6		3
Amortization of intangible assets	32		29		29
Non-GAAP earnings from operations	$1,443		$1,477		$939

GAAP operating margin	8.6%		8.4%		6.6%
Non-GAAP adjustments	0.5%		1.0%		0.9%
Non-GAAP operating margin	9.1%		9.4%		7.5%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Six months ended
	April 30, 2021		April 30, 2020
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$2,296	$1.81	$1,442	$0.99
Non-GAAP adjustments:
Restructuring and other charges	160	0.13	372	0.26
Acquisition-related charges	16	0.01	3	—
Amortization of intangible assets	61	0.05	55	0.04
Non-operating retirement-related credits	(76)	(0.06)	(113)	(0.08)
Tax adjustments(a)	(111)	(0.09)	(62)	(0.04)
Non-GAAP net earnings	$2,346	$1.85	$1,697	$1.17

GAAP earnings from operations	$2,683		$1,691
Non-GAAP adjustments:
Restructuring and other charges	160		372
Acquisition-related charges	16		3
Amortization of intangible assets	61		55
Non-GAAP earnings from operations	$2,920		$2,121

GAAP operating margin	8.5%		6.2%
Non-GAAP adjustments	0.8%		1.6%
Non-GAAP operating margin	9.3%		7.8%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	April 30, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$3,424	$4,864
Accounts receivable, net	4,990	5,381
Inventory	7,502	5,963
Other current assets	4,175	4,440
Total current assets	20,091	20,648
Property, plant and equipment, net	2,538	2,627
Goodwill	6,524	6,380
Other non-current assets	5,396	5,026
Total assets	$34,549	$34,681

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$1,222	$674
Accounts payable	15,228	14,704
Other current liabilities	11,579	10,842
Total current liabilities	28,029	26,220
Long-term debt	4,917	5,543
Other non-current liabilities	4,963	5,146
Stockholders' deficit	(3,360)	(2,228)
Total liabilities and stockholders' deficit	$34,549	$34,681

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	April 30, 2021	April 30, 2020
Cash flows from operating activities:
Net earnings	$1,228	$764
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	186	198
Stock-based compensation expense	76	63
Restructuring and other charges	39	81
Deferred taxes on earnings	(17)	(3)
Other, net	39	99
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	258	(311)
Inventory	(830)	(1,406)
Accounts payable	235	1,401
Net investment in leases	(21)	(51)
Taxes on earnings	(169)	(122)
Restructuring and other	(46)	(228)
Other assets and liabilities	468	(995)
Net cash provided by (used in) operating activities	1,446	(510)
Cash flows from investing activities:
Investment in property, plant and equipment	(121)	(149)
Proceeds from the sale of property, plant and equipment	—	3
Purchases of available-for-sale securities and other investments	(12)	(3)
Maturities and sales of available-for-sale securities and other investments	—	292
Collateral posted for derivative instruments	(9)	—
Payment made in connection with business acquisition, net of cash acquired	(170)	(25)
Net cash (used in) provided by investing activities	(312)	118
Cash flows from financing activities:
Proceeds from short-term borrowings with original maturities less than 90 days, net	—	613
Proceed from short-term borrowings with original maturities greater than 90 days	6	9
Proceeds from debt, net of issuance costs	28	49
Payment of debt	(58)	(59)
Stock-based award activities and other	3	4
Repurchase of common stock	(1,610)	(123)
Cash dividends paid	(239)	(252)
Net cash (used in) provided by financing activities	(1,870)	241
Decrease in cash and cash equivalent	(736)	(151)
Cash and cash equivalents at beginning of period	4,160	4,205
Cash and cash equivalents at end of period	$3,424	$4,054

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Six months ended
	April 30, 2021	April 30, 2020
Cash flows from operating activities:
Net earnings	$2,296	$1,442
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	389	396
Stock-based compensation expense	191	172
Restructuring and other charges	160	372
Deferred taxes on earnings	50	114
Other, net	101	153
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	335	856
Inventory	(1,555)	(645)
Accounts payable	515	(518)
Net investment in leases	(38)	(85)
Taxes on earnings	(99)	(149)
Restructuring and other	(115)	(337)
Other assets and liabilities	238	(996)
Net cash provided by operating activities	2,468	775
Cash flows from investing activities:
Investment in property, plant and equipment	(252)	(347)
Proceeds from the sale of property, plant and equipment	—	3
Purchases of available-for-sale securities and other investments	(13)	(303)
Maturities and sales of available-for-sale securities and other investments	274	303
Collateral posted for derivative instruments	(154)	—
Payment made in connection with business acquisitions, net of cash acquired	(170)	(36)
Net cash used in investing activities	(315)	(380)
Cash flows from financing activities:
Proceed from short-term borrowings with original maturities less than 90 days, net	—	613
Proceed from short-term borrowings with original maturities greater than 90 days	12	11
Proceeds from debt, net of issuance costs	48	58
Payment of debt	(126)	(126)
Stock-based award activities and other	(50)	(112)
Repurchase of common stock	(2,988)	(814)
Cash dividends paid	(489)	(508)
Net cash used in financing activities	(3,593)	(878)
Decrease in cash and cash equivalent	(1,440)	(483)
Cash and cash equivalents at beginning of period	4,864	4,537
Cash and cash equivalents at end of period	$3,424	$4,054

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	April 30, 2021	January 31, 2021	April 30, 2020	Q/Q	Y/Y
Net revenue:
Notebooks	$7,489	$7,366	$5,083	2%	47%
Desktops	2,225	2,400	2,409	(7)%	(8)%
Workstations	407	382	439	7%	(7)%
Other	434	455	382	(5)%	14%
Personal Systems	10,555	10,603	8,313	—%	27%
Supplies	3,337	3,146	2,841	6%	17%
Commercial	1,085	957	808	13%	34%
Consumer	901	941	509	(4)%	77%
Printing	5,323	5,044	4,158	6%	28%
Corporate Investments(a)	1	—	—	NM	NM
Total segment net revenue	15,879	15,647	12,471	1%	27%
Other(a)	(2)	(1)	(2)	NM	NM
Total net revenue	$15,877	$15,646	$12,469	1%	27%

Earnings before taxes:
Personal Systems	$710	$758	$552
Printing	951	998	548
Corporate Investments	(35)	(27)	(14)
Total segment earnings from operations	1,626	1,729	1,086
Corporate and unallocated cost and other	(108)	(136)	(84)
Stock-based compensation expense	(75)	(116)	(63)
Restructuring and other charges	(39)	(121)	(81)
Acquisition-related charges	(10)	(6)	(3)
Amortization of intangible assets	(32)	(29)	(29)
Interest and other, net	(26)	(25)	—
Total earnings before taxes	$1,336	$1,296	$826

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Six months ended		Change (%)
	April 30, 2021	April 30, 2020	Y/Y
Net revenue:
Notebooks	$14,855	$11,057	34%
Desktops	4,625	5,332	(13)%
Workstations	789	1,033	(24)%
Other	889	783	14%
Personal Systems	21,158	18,205	16%
Supplies	6,483	5,882	10%
Commercial	2,042	1,884	8%
Consumer	1,842	1,116	65%
Printing	10,367	8,882	17%
Corporate Investments(a)	1	1	NM
Total segment net revenue	31,526	27,088	16%
Other(a)	(3)	(1)	NM
Total net revenue	$31,523	$27,087	16%

Earnings before taxes:
Personal Systems	$1,468	$1,214
Printing	1,949	1,302
Corporate Investments	(62)	(27)
Total segment earnings from operations	3,355	2,489
Corporate and unallocated cost and other	(244)	(196)
Stock-based compensation expense	(191)	(172)
Restructuring and other charges	(160)	(372)
Acquisition-related charges	(16)	(3)
Amortization of intangible assets	(61)	(55)
Interest and other, net	(51)	13
Total earnings before taxes	$2,632	$1,704

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	April 30, 2021	January 31, 2021	April 30, 2020	Q/Q		Y/Y
Segment operating margin:
Personal Systems	6.7%	7.1%	6.6%	(0.4)	pts	0.1	pts
Printing	17.9%	19.8%	13.2%	(1.9)	pts	4.7	pts
Corporate Investments(a)	NM	NM	NM	NM		NM
Total segment	10.2%	11.1%	8.7%	(0.9)	pts	1.5	pts

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2021	January 31, 2021	April 30, 2020
Numerator:
GAAP net earnings	$1,228	$1,068	$764
Non-GAAP net earnings	$1,158	$1,188	$741

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,234	1,285	1,435
Dilutive effect of employee stock plans(a)	13	8	5
Weighted-average shares used to compute diluted net earnings per share	1,247	1,293	1,440

GAAP diluted net earnings per share	$0.98	$0.83	$0.53
Non-GAAP diluted net earnings per share	$0.93	$0.92	$0.51

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Six months ended
	April 30, 2021	April 30, 2020
Numerator:
GAAP net earnings	$2,296	$1,442
Non-GAAP net earnings	$2,346	$1,697

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,260	1,444
Dilutive effect of employee stock plans(a)	10	6
Weighted-average shares used to compute diluted net earnings per share	1,270	1,450

GAAP diluted net earnings per share	$1.81	$0.99
Non-GAAP diluted net earnings per share	$1.85	$1.17

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly average exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition-related charges, and amortization of intangible assets. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, defined benefit plan settlement charges, non-operating retirement related (credits)/charges, debt extinguishment costs, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee termination and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to HP's operating performance in other periods.

•HP incurs cost related to its acquisitions, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. These charges related to acquisitions are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•Non-operating retirement-related (credits)/charges includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits)/charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

•HP incurs defined benefit plan settlement charges relating to HP unfunded pension plans. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•HP incurs debt extinguishment costs relating to repurchase of certain of its outstanding U.S. dollar global notes. These costs primarily included bond repurchase premiums partly offset by gains from fair value hedges. HP excludes these costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

•Tax adjustments include U.S. tax reform adjustment.
•HP recorded U.S. tax reform adjustments as one-time charges relating to the enactment of the Tax Cuts and Jobs Act of 2017 and has completed the accounting for the tax effects of the Tax Cuts and Jobs Act within the one year measurement period. Additional guidance is periodically issued by regulators and new positions taken or elections made by HP impact the income tax expense and effective tax rate in the period in which the adjustments are made.
•HP also recorded other tax adjustment including tax benefits and expenses related to the realizability of certain deferred tax assets, various tax rate and regulatory changes and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow from operations adjusted for net investment in leases and net investments in property, plant, and equipment. Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash (used in)/ provided by operating activities adjusted for net investment in leases and, net investments in property, plant and equipment, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:
•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.
•Items such as restructuring and other charges, acquisition-related charges, non-operating retirement-related (credits)/charges, defined benefit plan settlement charges, debt extinguishment costs and tax adjustments that are excluded from non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS can have a material impact on the equivalent GAAP earnings measure and cash flows.
•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.